As filed with the Securities and Exchange Commission on April 17, 2009
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

CHATTEM, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Tennessee	62-0156300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_____________________________

1715 West 38th Street, Chattanooga, Tennessee  37409
(Address of principal executive offices, including zip code)
_____________________________

Chattem, Inc. 2009 Equity Incentive Plan
(Full title of the plan)
_____________________________

Theodore K. Whitfield, Jr.
Vice President, General Counsel and Secretary
Chattem, Inc.
1715 West 38th Street
Chattanooga, Tennessee  37409
(Name and address of agent for service)
_____________________________

(423) 821-4571
(Telephone number, including area code, of agent for service)
_____________________________

With copies to:
Hugh F. Sharber, Esq. Miller & Martin PLLC Suite 1000, Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402 (423) 756-6600
_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company ” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
_____________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value per share	1,750,000	$52.19	$91,332,500	$5,096.35
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers any additional shares of common sock, no par value per share (the “Common Stock”), of Chattem, Inc. (the “Registrant”) that become issuable under the Chattem, Inc. 2009 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act and based on the average of the high and low prices per share of Common Stock on April 14, 2009, as reported on the Nasdaq Global Select Market.

(3)	Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00005580 by the proposed maximum aggregate offering price.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission and have been omitted from this registration statement in accordance with the introductory note to Part I of Form S-8 and the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents will be separately sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Chattem, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and deemed to be a part hereof from the date of filing of such documents:

(1)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, filed with the Commission on January 29, 2009;

(2)           The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2009, filed with the Commission on April 9, 2009;

(3)           All other reports of the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since November 30, 2008; and

(4)           The description of the Common Stock included in the Registrant’s registration statement on Form 8-A filed with the Commission on December 29, 1970, as amended by Amendment No. 1 on Form 8-A dated February 24, 1988, as further amended by the registration statement on Form 8-A dated February 1, 2000.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Charter, as amended (the “Restated Charter”), provides for the indemnification of persons involved in actions, suits or proceedings by reason of the fact that they are or have been a director, officer or employee of the Registrant (or were serving at the request of the Registrant as a director, officer, employee or agent of another entity) to the fullest extent permitted by the Tennessee Business Corporation Act (the “TBCA”) against all expense, liability or loss.

Indemnification under the Registrant’s Restated Charter may include payment of expenses in advance of the final disposition of a proceeding and will automatically expand if the indemnification accorded the Registrant’s directors, officers and employees is extended by any amendment to the TBCA.  The Registrant’s Restated Charter also permits the Registrant, by action of its Board of Directors, to indemnify the Registrant’s agents with the same scope and effect as the above-described indemnification of officers, directors and employees.

For claims which are not otherwise covered by the indemnification provisions of the Registrant’s Restated Charter, the Registrant’s Amended and Restated By-Laws, as amended, provide that the Registrant’s officers and directors shall be indemnified to the maximum extent permitted by law.

The Registrant maintains an insurance policy which indemnifies its officers and directors against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

4.1
Amended and Restated Charter of the Registrant, as amended (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 1992, and to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on June 2, 1999 (Registration No. 333-79809), and to Exhibit 3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 1999 (File No. 000-5905), and to Appendix B to the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 4, 2005 (File No. 000-05905))

4.2
Amended and Restated By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on February 1, 2000 (File No. 000-05905), and to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K/A filed on August 31, 2005 (File No. 000-5905), and to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2007 (File No. 000-05905))

4.3
Chattem, Inc. 2009 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on February 27, 2009 (File No. 000-05905))

5.1	Opinion of Miller & Martin PLLC

23.1	Consent of Miller & Martin PLLC (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on the signature page)

Item 9.	Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 17th day of April, 2009.

CHATTEM, INC.

By:	/s/ Zan Guerry
Zan Guerry
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert E. Bosworth, Theodore K. Whitfield, Jr. and Robert B. Long, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, any exhibits thereto and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zan Guerry Zan Guerry	Chairman and Chief Executive Officer and Director (principal executive officer)	April 17, 2009

/s/ Robert B. Long Robert B. Long	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	April 17, 2009

/s/ Robert E. Bosworth Robert E. Bosworth	President and Chief Operating Officer and Director	April 17, 2009

/s/ Ruth W. Brinkley Ruth W. Brinkley	Director	April 17, 2009

/s/ Gary D. Chazen Gary D. Chazen	Director	April 17, 2009

/s/ Joey B. Hogan Joey B. Hogan	Director	April 17, 2009

/s/ Philip H. Sanford Philip H. Sanford	Director	April 17, 2009

/s/ Bill W. Stacy Bill W. Stacy	Director	April 17, 2009

EXHIBIT INDEX

4.1
Amended and Restated Charter of the Registrant, as amended (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 1992, and to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on June 2, 1999 (Registration No. 333-79809), and to Exhibit 3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 1999 (File No. 000-5905), and to Appendix B to the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 4, 2005 (File No. 000-05905))

4.2
Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on February 1, 2000 (File No. 000-05905), and to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K/A filed on August 31, 2005 (File No. 000-5905), and to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2007 (File No. 000-05905))

4.3
Chattem, Inc. 2009 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on February 27, 2009 (File No. 000-05905))

5.1	Opinion of Miller & Martin PLLC

23.1	Consent of Miller & Martin PLLC (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on the signature page)